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                                                                     Exhibit 3.1

                                    ARTICLE I
                                    MEETINGS

SECTION 1.     ANNUAL MEETINGS

         The Annual Meeting of stockholders of the Corporation shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the state of Florida as may be determined by the Board of Directors and as may be designated in the notice of such meeting. The Annual Meeting shall be held in each year on such date as the Board of Directors may designate at a meeting or by unanimous written consent which shall be held or fully executed not less than thirty (30) days prior to the date so designated for the Annual Meeting. The business to be transacted at such meeting shall be the election of Directors and such other business as may be properly brought before the meeting.

SECTION 2.     SPECIAL MEETINGS

         Special Meetings of the stockholders may be held any place within or without the state of Florida upon call of the Board of Directors, the Executive Committee, the Chief Executive Officer, or when requested in writing by the holders of not less than 75% of all the Voting Shares, as defined in Article VII of the Articles of Incorporation of the Corporation entitled to vote at the meeting (such meeting, if requested by the stockholders, to be held at the office of the Corporation), at such time as may be fixed by the Board of Directors or the Executive Committee or the Chief Executive Officer or such stockholders, as may be stated in the call and notice.

SECTION 3.     NOTICE OF MEETINGS

         Written notice of the time, place and purpose, or purposes of every meeting of shareholders shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by mail (the act of mailing being deemed completed service), by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting, and upon any stockholder who, by reason of any action proposed at such meeting, would be entitled to have his shares of stock appraised if such action be taken. If mailed, such notice shall be directed to such stockholder at his last address as its appears on the stock books of the Corporation unless he shall have filed with the Secretary of Corporation a written request that notices intended for him be mailed to the address designated in such request. Such further notice shall be given by mail, publication or otherwise, as may be required by the Articles of Incorporation of the Corporation, by resolution of the Board of Directors or Executive Committee or by law.

SECTION 4.     QUORUM

         A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum at the meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of all stockholders unless otherwise provided by statute or the Articles of Incorporation of

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the Corporation. If at any meeting of stockholders, there should be less than a full quorum present, the stockholders of the majority of the shares of stock entitled to vote so present or represented may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a full quorum.

SECTION 5.     VOTING

         At all meetings of the stockholders, each holder of record of outstanding shares of the stock of the Corporation entitled to vote thereat may so vote either in person or by proxy appointed by instrument in writing executed by such holder or his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless the stockholder executing it shall have specified therein a longer time during which it is to continue in force.

SECTION 6.     RECORD OF SHAREHOLDERS

         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer book shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding the meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of stockholders, such date in any case not more than sixty (60) days and, in case of a meeting, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date of such determination of stockholders.

         When the determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any new record date for the adjourned meeting.















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                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 1.     NUMBER AND QUALIFICATIONS

         The number of Directors constituting the entire Board of the Corporation shall be not less or more than as authorized by the Articles of Incorporation of the Corporation, and shall be fifteen (15) until otherwise determined by the resolution adopted by affirmative vote of a majority of the entire Board of Directors.

SECTION 2.     MEETINGS OF THE BOARD

         The Board of Directors shall hold its Annual Meeting as set forth in
Section 3 hereafter. Special Meetings of the Board may be held at any time and at any place within or without the continental United States upon the call of the Chairman of the Board, the Chief Executive Officer of the Corporation, or any two Directors. Except with respect to the Annual Meeting of Directors, notice of all Directors' Meetings, whether regular or special, shall be given to each Director by either personal delivery, mail, facsimile, telegram or cablegram at least two (2) days before the meeting unless waived pursuant to
Section 8 hereafter.

SECTION 3.     ANNUAL MEETING OF DIRECTORS

         The Annual Meeting of the Board of Directors shall be held on the same date and in the same place as the Annual Stockholders' meeting and shall convene immediately after the conclusion of the Annual Meeting of the Stockholders. No notice of such meeting shall be required.

SECTION 4.     QUORUM

         The attendance of not less than a majority of the number of Directors at the time constituting the full Board of Directors in accordance with the Articles of Incorporation of the Corporation and these By-Laws shall be necessary to constitute a regular quorum for the transaction of business; provided; however, that if the attendance at such meeting is less than that required for a regular quorum as aforesaid but is one-third (1/3) or more of the full Board of Directors, the number so present shall constitute a special quorum which may proceed to adopt resolutions or take other action which; however, shall not be binding upon the Corporation until such resolutions or actions respectively have been approved in writing by a sufficient number of Directors (in addition to those voting therefore at the meeting) to constitute a total of not less than a majority of the full Board. When such resolutions or other action has been presented in writing to any absent Director or Directors, such resolutions, or other actions shall be deemed approved by said absent Director unless his disapproval is received in writing by the Secretary within fifteen
(15) days after receipt by such Director of such resolutions or other action. Any action taken at a meeting at which a quorum is present shall require consent and approval of at least a majority of






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the full Board. If at any meeting of the Board, there shall be less than a full quorum present, a majority of the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a full quorum.

SECTION 5.     VACANCIES AND REMOVAL

         Vacancies in the Board of Directors shall be filled as prescribed by the Articles of Incorporation of the Corporation. The Directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Directors may be removed and vacancies caused by their removal may be filled as prescribed by the Articles of Incorporation of the Corporation, and new Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified.

SECTION 6.     COMPENSATION

         Each Director of the Corporation and each member of the Executive Committee, the Building Committee, the Compensation and Nominating Committee, the Audit Committee, the Planning Committee, the Audit Committee, or any special committee shall receive such compensation as the Board may by resolution determine to be proper and reasonable. Nothing herein shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Directors residing outside the county in which any meeting of the Board of Directors is held shall be entitled to reimbursement for reasonable expenses of attending such meeting or meetings.

SECTION 7.     INDEMNITY

         The Corporation shall indemnify each Director and Officer and may, by action of the Board of Directors, indemnify other employees, and agents to the fullest extent permitted under Florida Statutes now or hereafter in force.

SECTION 8.     WAIVER OF NOTICE

         A Director may waive in writing notice of a special meeting of the Board either before or after the meeting; and his waiver shall be deemed the equivalent of his having been given notice. Attendance of a Director at a meeting shall constitute waiver of notice at that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

SECTION 9.     ADVISORY DIRECTORS

         In addition to the regular Board of Directors, this Corporation may have and establish, by appropriate resolutions of the Board of Directors, one or more, but not exceeding 15 Advisory



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Directors who shall perform the following duties as designated by the Chairman of the Board: (a) to render advice and counsel to the Board of Directors; (b) to perform other such duties as may by mutually agreeable to the Chairman of the Board and such Advisory Directors. Any Advisory Director may be removed, with or without cause, by a vote of the Board of Directors. Advisory Directors shall not vote at the meetings of the Board of Directors, but shall be entitled to participate therein to the extent permitted by resolution of the Board of Directors. Advisory Directors shall, at the discretion of the Board of Directors, be entitled to a retainer for their services associated therewith, to a fixed sum to compensate Advisory Directors for attendance at any regular or special meeting or meeting of a committee, and to reimbursement for expenses incurred in connection with attendance at any meeting.

         The Advisory Directors shall serve in an advisory capacity only and their decisions shall not be binding on the Board of Directors. Advisory Directors shall not be, nor shall they have any of the duties, responsibilities or liabilities of, Directors of the Corporation. Nothing herein shall be construed to preclude any Advisory Director from serving the Corporation in any other capacity as an officer or agent and receiving compensation therefor.




























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                                   ARTICLE III

                                     OFFICER

SECTION 1.     OFFICERS AND AGENTS

         The Board of Directors, at its Annual Meeting, shall elect from its members a Chief Executive Officer of the Corporation, a President, a Chairman of the Board of Directors, and a chairman for each committee of the Board. The Board of Directors shall also elect at such meeting Vice Presidents, the Secretary, the Treasurer, and such other officers as it may deem appropriate. Any two or more offices may be held by the same person provided; however, that the office of President and Secretary or Assistant Secretary may not be held by the same person.

SECTION 2.     TERM OF OFFICE

         The term of office of all officers shall be one (1) year and until their respective successors are chosen and qualified, but any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the majority of the full Board of Directors.

SECTION 3.     GENERAL POWERS AND DUTIES

         The officers, agents, and employees of the Corporation shall each have such powers and duties in the management of the property and affairs of the corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors. The Board of Directors may require any such officer, agent, or employee to give security for the faithful performance of his duties.

SECTION 4.     SPECIAL POWERS AND DUTIES OF OFFICERS

         Without modifying or limiting the general powers and the duties authorized and assigned by Section 3 above, the following named officers shall have the following special powers and duties, provided; however, that the Board of Directors or Executive Committee may, by resolution, shift, consolidate, change or eliminate any of said powers or duties, except where such duties or powers are set by the laws of the state of Florida.

CHAIRMAN OF THE BOARD

         The Chairman of the Board shall preside as Chairman at all meetings of the Board of Directors and shall perform such other duties as may be assigned him by the Board of Directors, the Executive Committee, or the Chief Executive Officer of the Corporation. In the absence of the Chairman, the Vice Chairman, if there be one, shall preside over meetings of the Board of Directors, and shall have such other duties as may be assigned to him by the Board of










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Directors, the Executive Committee, or the Chief Executive Officer of the
Corporation.

CHIEF EXECUTIVE OFFICER

         The Chief Executive Officer shall preside at all meetings of the stockholders, shall be charged with supervision of the offices of the Corporation and of its personnel, shall have responsibility for the general and active management of the business of the Corporation, and shall see that all the orders and resolutions of the Board are carried into effect, subject; however, to the right of the Board to delegate any specific powers to any other officer or officers of the Corporation.

PRESIDENT

         The President, in the absence or disability of the Chief Executive Officer, shall act in his stead and place and shall discharge the duties of Chief Executive Officer and possess his powers. At the direction of the Board of Directors or the Executive Committee, he may assume charge and supervision of the offices of the Corporation and of its personnel and may actively supervise and direct the conduct of its business. He shall also perform such other duties as may be assigned to him by the Board, the Executive Committee or the Chief Executive Officer. The President may also execute contracts in the name of the Corporation and appoint and discharge agents and employees. The President shall be responsible to the Chief Executive Officer.

EXECUTIVE VICE PRESIDENT AND OTHER VICE PRESIDENTS.

         The Board may designate and appoint an Executive Vice President, who, in the absence or disability of the President, shall act in the stead and place, and shall discharge the duties of the President and possess his powers. At the direction of the Board of Directors or the Executive Committee, he may assume charge and supervision of the offices of the Corporation and of its personnel, and may actively supervise and direct the conduct of its business. He shall also perform such other duties as may be assigned to him by the Board, the Executive Committee, the Chief Executive Officer, or the President as shall any other Vice Presidents of the Corporation.

         The Board may designate and appoint such other Vice presidents as it may, in its discretion, choose to do.

         In the absence or disability of the Chief Executive Officer, the President and of the Executive Vice President, any other Vice President designated by the Board of Directors or the Executive Committee may discharge the duties of the Chief Executive Officer and shall possess his powers.

TREASURER

         The Treasurer shall have custody of all funds and securities of the Corporation which may come into his hands; shall be charged with the maintenance and supervision of the accounts and








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financial records and reports; and shall be charged with the preparation and filing of all tax returns. When necessary or proper, he shall endorse on behalf of the corporation for collection, checks, notes and other obligations, and shall deposit same to the credit of the Corporation. He shall see that all balances due to the Corporation by its agents and brokers, or otherwise, are promptly paid and shall promptly report to the Chief Executive Officer any unusual delay in such payments, as well as any default in the payment of rent or of interest or principal on any and all investments belonging to the Corporation. He shall keep faithful and accurate account of all receipts and expenditures and of all other items which enter into the accounting requirements of the Corporation, and when requested, shall render, furnish and submit such financial statements, balance sheets, profit and loss statements or other accounting reports and schedules as the Board, the Executive Committee, or the Chief Executive Officer may direct. He shall also supervise the statistical work and records of the Corporation. He shall also perform such other duties as may be assigned to him by the Board or Executive Committee. In the absence or disability of the Treasurer or when specifically authorized by the Board of Directors of the Executive Committee, an Assistant Treasurer may perform all or any of the duties of the Treasurer herein set forth and such other duties as may be assigned by the Board or the Executive Committee.

SECRETARY

         The Secretary shall have immediate charge of the minute books of the Corporation. He shall have charge of the stock certificate books, the transfer book and stock ledgers. He shall keep accurate minutes of all proceedings of the regular and special meetings of the shareholders and of Directors; he, shall attend to the giving and serving of all notices; and when so ordered, he shall affix the corporate seal to all documents requiring such seal and shall make the necessary attestation or certification; and shall have such other duties as may from time to time be assigned to him by the Board or the Executive Committee. In the absence or disability of the Secretary or when specifically authorized by the Board of Directors or the Executive Committee, an Assistant Secretary may perform all or any of the administrative duties of the Secretary herein set forth.

SECTION 5.  EXECUTION OF DOCUMENTS

         The Board of Directors or the Executive Committee may, by appropriate resolution, designate such officers of the Corporation, or of American Bankers Insurance Company of Florida or American Bankers Life Assurance Company of Florida as are authorized and empowered to make and execute all deeds, releases, leases, agreements, contracts, bills of sale, assignments, Power of Attorney or of substitution, and other instruments of writing which may be needful to sell, assign, transfer, convey, release and assure or lease to any party, whether purchaser, lessee or transferee, any estate or property, real or personal, stocks, bonds, loans, storage receipts, certificates of deposit, scrip or evidences of debt or demand standing in the name of the Corporation or any officer on behalf of the Corporation, or held or controlled by it; and to affix the corporate seal of the Corporation to any and all such instruments of writing and to acknowledge or prove the said instruments or any of them and the proper execution, sealing and delivery thereof. The Board of Directors or the Executive Committee from time to time may authorize other officers or agents of the Corporation or of American Bankers Insurance Company




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of Florida or American Bankers Life Assurance Company of Florida to perform any or all of said duties.


























































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

                                   ARTICLE IV

                                   COMMITTEES

SECTION 1.     EXECUTIVE COMMITTEE

         The Board of Directors shall designate an Executive Committee to consist of not less than three (3) Directors of the Corporation and by resolution shall designate the Chairman of said Committee. The Executive Committee shall have and exercise, when the Board is not in session, so far as the Board of Directors may lawfully delegate to it, all of the powers of the Board in the management of the business and affairs of the Corporation and any and all subsidiaries of the Corporation and shall have power to authorize the seal of the Corporation and any subsidiary of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in the Executive Committee, the Compensation and Nominating Committee, the Audit Committee, the Building Committee or the Planning Committee, or to make or amend By-Laws of the Corporation, or any subsidiary thereof. The Board shall have the power at any time to fill vacancies in, to change the membership of, to change the number of members of, or to dissolve the Executive Committee. Such number of the members of the Executive Committee as the Board of Directors may by resolution determine shall constitute a quorum. All action taken by the Executive Committee shall be reported to the Board at its meeting next succeeding such action.

SECTION 2.     COMPENSATION AND NOMINATING COMMITTEE

         The Board of Directors shall, by resolution, designate a Compensation and Nominating Committee to consist of not less than two (2) directors of the Corporation, none of whom shall be (i) current or former employees of the Corporation or any of its subsidiaries or (ii) directors of the Corporation who receive any remuneration (other than de minimis remuneration as determined under Treasury Regulation 1.162-27), directly or indirectly, from the Corporation or any of its subsidiaries in any capacity other than as a director ("Outside Director"). The Board of Directors shall, by resolution also designate the Chairman of the Compensation and Nominating Committee.

         The Compensation and Nominating Committee shall establish the compensation package of the Chairman of the Board of Directors, the Chief Executive Officer and the President of the Corporation. The Compensation and Nominating Committee shall review and approve the compensation package suggested by Management for all other officers of the Corporation and its major subsidiaries. The Committee shall be responsible for the administration of all perquisites offered to officers of the Corporation and its major subsidiaries, including, but not necessarily limited to, pension, retirement or profit-sharing plans, management incentive plans, restricted or qualified stock plans, and insurance benefits. The Committee shall have full power and authority to select employees to participate in the Corporation's various stock option plans, to determine the amount and timing of grants, to interpret each plan and establish rules for their administration.

         In addition, the Committee shall assist the Chairman of the Board and the Chief Executive Officer of the Corporation in development of a management succession plan.

         The Committee, subject to the control of the Board of Directors or the Executive Committee, shall also recommend and implement criteria regarding composition of the Board of






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

Directors, including, but not limited to, seeking out possible candidates to fill directorships, determining the desirable balance of expertise and composition of the Board of Directors and evaluating the performance of current directors; aid in attracting qualified candidates of directorships; review the management slate of directors to be elected by the shareholders and recommend to the Board of Directors the inclusion of the slate in the proxy statement; review the qualification of candidates for corporate officership, and recommend the officers for approval by the Board of Directors.

         The Committee shall fix its own rules and procedures and shall meet, at least once quarterly, with its annual meeting prior to the annual Board of Directors meeting, and at any other time at the request of the Board of Directors, the Chairman of the Compensation and Nominating Committee or the Chief Executive Officer of the Corporation. The Chairman of the Compensation and Nominating Committee may request any members of the management of the Corporation or any of its subsidiaries to attend meetings as the Chairman deems necessary. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of or to change the number of members of the Compensation and Nominating Committee, provided, however, that the Compensation and Nominating Committee shall only consist of Outside Directors and have no fewer than two (2) members. The Board of Directors may, at any time, dissolve the Compensation and Nominating Committee. Such number of members of the Compensation and Nominating Committee as the Board of Directors may by resolution determine shall constitute a quorum. All action taken by the Compensation and Nominating Committee shall be reported to the Board at its meeting next succeeding such action.

SECTION 3.     AUDIT COMMITTEE

         The Board of Directors shall designate an Audit Committee to consist of not less than three (3) Directors of the Corporation, none of whom shall be inside Directors, and by resolution shall designate the Chairman of said Committee. Subject to the control of the Board of Directors or the Executive Committee, the Audit Committee shall as to the Corporation and each of its subsidiaries: recommend the selection of the independent auditors to the Board of Directors and review the arrangements and scope of the independent audit; review all financial statements before publication, and review matters of concern to the Audit Committee, the auditors or management relating to these statements or the results of any audit thereof; consider the comments from the independent auditors with respect to any weakness in internal controls and the consideration given corrective action taken by management; review the internal accounting procedures and controls with the Corporation's and the respective subsidiary's financial and accounting staff; review the activities, reports and recommendations of the Corporation's and respective subsidiary's internal auditors and management's supervision and control of that department; and complete any other requests made by the Board of Directors. The Audit Committee shall fix its own rules and procedures and shall meet, at least once annually, on sufficient occasions to fulfill its duties, at the request of the Board of Directors, the Chairman of the Audit Committee, or the chief financial officer. During any meeting of the Committee at which financial statements are to be reviewed, the chief financial officer of the Corporation or the respective subsidiary or his representative shall be present. The internal auditor and/or a representative of the Corporation's or the respective subsidiary's auditors may be invited to any meeting of the Committee by the Chairman of the





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

Committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the number of members of, or to dissolve the Audit Committee. Such number of the members of the Committee as the Board of Directors may by resolution determine shall constitute a quorum. All action taken by the Audit Committee shall be reported to the Board at its meeting next succeeding such action.

SECTION 4.     BUILDING COMMITTEE

         The Board of Directors shall designate a Building Committee to consist of not less than three (3) directors and by resolution shall designate the Chairman of said Committee. Subject to the control of the Board of Directors or the Executive Committee, the Building Committee shall formulate the building plans of the Corporation to include liaison with architects, engineers, general contractors, governmental agencies, lending institutions, planners, and consultants as necessary. The Building Committee shall recommend to the Board of Directors comprehensive plans for construction, design, financing, decorating, furnishing, and equipping of office space necessary to accommodate the growth objectives of the Corporation and shall perform the same functions with respect to and shall oversee the management of the Corporation's real properties held for investment. The Building Committee shall fix its own rules and procedures and shall meet as frequently as necessary to fulfill its duties. The Board of Directors shall have the power at any time to fill vacancies in, to choose the number of members of, or to dissolve the Building Committee. Such number of the members of the Building Committee as the Board of Directors may by resolution determine shall constitute a quorum. All action taken by the Building Committee shall be reported to the Board at its meeting next succeeding such action.

SECTION 5.     PLANNING COMMITTEE

         The Board of Directors shall designate a Planning Committee to consist of not less than three (3) Directors of the Corporation and by resolution shall designate the Chairman of said Committee. Subject to the control of the Board of Directors or the Executive Committee, the Planning Committee shall periodically review and recommend to the Board of Directors the plans, goals, and objectives of the Corporation and its major subsidiaries; shall review the Consolidated Profit Plan, the Capital Plan and the Business Plans for each business segment of the Corporation annually; and shall monitor, throughout the year, the operating results of each such business segment and the consolidated profit results. The Planning Committee shall fix its own rules and procedures and shall meet at least once annually, or on sufficient occasions to fulfill its duties, and at any other time at the request of the Board of Directors, the Chairman of the Planning Committee or the Chief Executive Officer of the Corporation. The Chairman may request any members of management of the corporation or any of its subsidiaries to attend meetings as he deems necessary. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, to change the number of members of, or to dissolve, the Planning Committee. Such number of members of the Committee as the Board of Directors may by resolution determine shall constitute a quorum. All action taken by the Planning Committee shall be reported to the Board at its meeting next succeeding such action.










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

SECTION 6.     COMMITTEES

         The Board of Directors may, in its discretion, by resolution, appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee, composed of more than two members may determine its actions and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the members of such committee, to fill vacancies and to discharge any such committee.









































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                                    ARTICLE V

                                  COMMON STOCK

SECTION 1.     CERTIFICATE OF SHARES

         The interest of each stockholder shall be evidenced by certificates for shares of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the seal of the Corporation, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided that, in case such certificates are required by such resolution to be signed by a Transfer Agent or Transfer Clerk or by a Registrar, the signatures of the President or a Vice President and the Secretary or any Assistant Secretary, and the seal of the Corporation upon such certificates may be facsimiles, engraved, or printed. In case such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

SECTION 2.     TRANSFERS

         Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person or by his attorney or in case of death by his personal representative, upon surrender for cancellation of certificates for the same number of shares with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

SECTION 3.     LOST OR DESTROYED STOCK CERTIFICATE

         No certificate for shares of stock of the Corporation shall be issued in place of any certificates alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents, to such extent and in such manner as the Board of Directors may from time to time prescribe.

SECTION 4.     CONTROL-SHARE ACQUISITIONS STAT DOES NOT APPLY

         Florida Statutes Section 607.0902 (1990), and any amendments thereto (the "Statute"), does not apply to control-share acquisitions (as defined in the Statute) of shares of stock of the Corporation occurring on or after November 14, 1990.









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                                   ARTICLE VI

                               CHECKS, NOTES, ETC.

         All checks and drafts on the Corporation bank accounts and all bills of exchange, and promissory notes and all acceptances, obligations, and other instruments for payment of money shall be signed by such officers of the Corporation or such officers of American Bankers Insurance Company of Florida or American Bankers Life Assurance Company of Florida or such agents as shall be thereunto authorized from time to time by the Board of Directors or the Executive Committee. No bills or notes shall be signed by or on behalf of the Corporation unless the Board of Directors or the Executive Committee shall expressly authorize the same and shall designate the officers who shall execute same.

                                   ARTICLE VII

                             INSPECTORS OF ELECTION

         In advance of any meeting of the shareholders, the Board of Directors may appoint Inspectors of Election who need not be shareholders to act at such meetings or any adjournment thereof. If Inspectors of Election are not so appointed by the Board of Directors, the Chairman of any such meeting may appoint such Inspectors of Election. If neither the Board of Directors or the Chairman of the meeting appoint Inspectors of Election, any shareholder or proxy thereof may request the election thereof and those individuals appointed shall be by majority vote of the shares present and entitled to vote. In no event shall there be more than three (3) Inspectors of Election and no person who is a candidate for office shall act as an Inspector. In case any person appointed an Inspector fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the person or officer acting as Chairman.

                                  ARTICLE VIII

                                   AMENDMENTS

         The By-Laws of the Corporation may be repealed or amended and new By-Laws may be adopted by either the majority vote of the full Board of Directors or at any meeting of the shareholders of record of a majority of the outstanding stock entitled to vote thereat, provided notice of the meeting is given in accordance with these By-Laws and provided further that notice may be waived as provided by Section 3 of Article I hereof, but the Board of Directors may not amend or repeal any By-Law adopted by shareholders if the shareholders specifically provide such By-Law is not subject to amendment or repeal by the Directors.






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